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                                                                   Exhibit 10.12

                             CONSULTING AGREEMENT

        This Consulting Agreement (the "AGREEMENT") is made and entered into as of June 1, 1996 by and between Robert T. Geras ("CONSULTANT") and Merge Technologies Incorporated, a Wisconsin corporation (the "COMPANY").

                               R E C I T A L S:

        A. Consultant has provided extensive consulting and advisory service to the Company over the past six years.

        B. The Company desires to continue to avail itself from time to time of Consultant's extensive experience in business and financing matters by continuing to engage Consultant in the capacity of a consultant to the Company on the terms set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions contained herein, Consultant and the Company hereby agree as follows:

                                  ARTICLE I

                             CONSULTING SERVICES

        SECTION 1.1 Position; Term; Responsibilities. The Company shall retain Consultant to perform the services described in Section 1.2 for a term commencing on the date hereof and ending on the three-year anniversary of the date hereof or such earlier date upon which this Agreement may be terminated (the "CONSULTING PERIOD"). The Company shall have the right to terminate this Agreement following sixty (60) days written notice by the Company for Consultant's refusal to perform, or his substantial neglect of, the duties assigned to Consultant hereunder, but such termination shall not relieve the Company of the obligation to pay the amounts due to the Consultant under
Section 2.1(a).

        SECTION 1.2 Performance of Consulting Services. During the Consulting Period, Consultant shall perform and faithfully discharge such consulting services to the Company as the Company may assign to him, on an as-needed basis, when mutually convenient.

        SECTION 1.3 Consultant's Relationship to the Company. Consultant's relationship hereunder to the Company is one of independent contractor and nothing contained in this Agreement shall be construed to imply that he is an agent or employee of the Company for any purpose, including, without limitation, withholding for purposes of Social Security or income taxes, or entitlement to any insurance, retirement or other employee benefits offered by the Company. Consultant shall have no right, power or authority to create any obligation, expressed or implied, or to make any representation on behalf of the Company, except as may be expressly authorized in writing from time to time by the Company and then only to the extent of such authorization.


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                                  ARTICLE II

                                 COMPENSATION

        SECTION 2.1     Compensation.

        (a) The Company, in consideration for Consultant's consulting and advisory services performed prior to the date of this Agreement, shall pay to Consultant or his designee the amount of $160,000 on January 1, 1997. Company and Consultant agree that the amount of $160,000 is a reasonable amount for the services performed by Consultant prior to the date of this Agreement.

        (b) The Company, in consideration for Consultant's consulting services performed pursuant to Article I, shall pay to Consultant or his designee the amount of $3,500 per month, provided that Consultant has continued to provide the services required in Article I. Company and Consultant agree that the amount of $3,500 per month is a reasonable amount for the services to be performed by Consultant pursuant to Article I.

        SECTION 2.2 Expenses. The Company shall reimburse Consultant for all of his out-of-pocket expenses incurred by him related to his services hereunder that were authorized or subsequently approved by the Company; provided, that Consultant shall have submitted an expense report in form satisfactory to the Company with such receipts or other substantiation as required by the Company.


                                 ARTICLE III

                                MISCELLANEOUS

        SECTION 3.1 Conflicts. Consultant hereby warrants and represents that he is not under any legal or contractual obligation that would conflict in any manner with the obligations and duties he is undertaking herein, and that the execution of this Agreement will not breach any agreement to which he is now a party.

        SECTION 3.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received (a) when delivered, if delivered personally, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, and (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, in each case addressed as follows:



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If to Consultant:

          Robert T. Geras
          2125 Valley Road
          Northbrook, Illinois  60062

If to Company:

          Merge Technologies Incorporated
          1126 South 70th Street
          Suite S107B
          Milwaukee, Wisconsin  53214-3151
          Attention: William C. Mortimore, President

with a copy to:

          Shefsky Froelich & Devine Ltd.
          444 North Michigan Avenue, Suite 2500
          Chicago, Illinois  60611
          Attention:  Mitchell D. Goldsmith

or to such other address as the recipient party may indicate by a notice delivered to the sending party (such change of address notice to be deemed given, delivered and received only upon actual receipt thereof by the recipient of such notice).

     SECTION 3.3 Assignment and Succession. Consultant hereby acknowledges that the services to be rendered by him hereunder are unique and personal. Accordingly, Consultant may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Consultant and Company under this Agreement shall inure to the benefit of and be binding upon its successors and permitted assigns.

     SECTION 3.4 Applicable Law. This agreement shall at all times be governed by and construed, interpreted and enforced in accordance with the laws of the State of Wisconsin without regard to the law of conflicts thereof.

     SECTION 3.5 Entire Agreement: Amendments. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersedes all prior or contemporaneous agreements, understandings or intents between the partis hereto or any related parties, whether oral or written. This Agreement may be amended, modified or supplemented only by a writing signed by both parties hereto.

     SECTION 3.6 Waivers. Any term of this Agreement may be waived by the party or parties entitled to the benefits thereof but only by a writing executed by such party. No


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waiver or any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

        SECTION 3.7 Interpretation. Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

        SECTION 3.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed and delivered by each of the partners hereto.

        SECTION 4.0 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                              /s/ Robert T. Geras
                                              ---------------------------------
                                              ROBERT T. GERAS

                                              MERGE TECHNOLOGIES INCORPORATED


                                              By: /s/ William C. Mortimore
                                                 ------------------------------
                                              Name:  William C. Mortimore
                                              Title: President

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Merge Technologies Incorporated
1126 South 70th Street
Suite S107B
Milwaukee, Wisconsin 53214-3151

        Re: Termination of Consulting Agreement with Merge Technologies Incorporated (the "Company")

Ladies and Gentlemen:

        This letter is to advise you that I hereby agree to terminate the Consulting Agreement entered into between the Company and me and dated as of June 1, 1996, effective upon the closing of the public offering of 1,900,000 shares of the Company's Common Stock in an offering underwritten by H.C. Wainwright & Co., Inc.

        I also agree to execute any additional documents that may be needed to effect the termination of the Consulting Agreement.

        Please acknowledge the termination of the Consulting Agreement on the conditions described above by signing this letter where indicated below.

                                                Very truly yours,

                                                /s/ Robert T. Geras

                                                Robert T. Geras

Acknowledged, Agreed to, and Accepted:

MERGE TECHNOLOGIES INCORPORATED

By: /s/ William C. Mortimore
   -------------------------
Name:  William C. Mortimore
Title: President and Chief Executive Officer